Exhibit 10.5

BRIDGE NOTE CONVERSION AGREEMENT

This BRIDGE NOTE CONVERSION AGREEMENT (this “Bridge Note Conversion Agreement”), by and between OnPoint Medical Diagnostics, Inc., a Minnesota corporation (the “Company”), Vertical Health Solutions, Inc., a publicly traded Florida corporation (“VHS”) and each of the holders of the promissory notes listed on the signature page hereto (the “Holders”, together with the Company and VHS, the “Parties”).

WHEREAS, the Holders own certain promissory notes (the “Notes”) issued by the Company, which are convertible into shares of the Company’s common stock, par value $0.01 per share (the “OnPoint Common Stock”), as set forth on Schedule A hereto;

WHEREAS, the Company has entered into that certain agreement and plan of merger, dated as of February 1, 2011 (the “Merger Agreement”), whereby a wholly-owned subsidiary of VHS, will be merger with and into the Company (the “Merger”);

WHEREAS, the Merger occurred on April 15, 2011;

WHEREAS, the Company desires to extinguish the Notes and would like to offer the Holders registration rights if such Holders agree to convert their Notes into shares of common stock, par value $0.001 per share, of VHS (the “VHS Common Stock”) at a fixed conversion price of $0.65 per share; and

WHEREAS, to induce the conversion by the Holders of the Notes, the Company and the Holders now desire to amend the Notes to permit conversion into shares of VHS Common Stock and provide registration rights to such Holders, and in consideration therefor, the Holders have agreed to convert all of the Notes held by the Holders.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Definitions.  For purposes of this Bridge Note Conversion Agreement, the “Effective Date” shall mean the date on which the Company and VHS acknowledge and accept this Bridge Note Conversion Agreement as set forth on the signature page hereto.

2.             Note Amendment.  Effective upon the Effective Date and immediately prior to the conversion of the Notes contemplated hereby, Section 1.04 of each Note is hereby amended and restated to read as follows:

“Section 1.04.  Conversion to Common Stock. The Holder shall have the option to convert all or a portion of the principal and accrued interest under this Note into shares of common stock, par value $0.001 per share, of Vertical Health Solutions, Inc. (the “Common Stock”) at any time prior to payment, at a conversion price of $0.65 per share (the “Conversion Price”).  The Company shall not issue fractional shares upon a conversion.  If the application of the Conversion Price shall contemplate issuance of less than a half share, such fractional share shall not be issued and no payment shall be made to the converting Holder and should such application result in the issuance of a half or greater fractional share, such fractional share shall be rounded up to the next full share.”

3.             Conversion of Notes.  On the Effective Date and immediately following the amendment to the Notes, each Holder hereby converts the outstanding principal amount and any accrued and unpaid interest of the related Notes into VHS Common Stock pursuant to this Section 3.  Thereafter, such Holder shall not have any further rights, obligations, interests, benefits or claims under such Notes.

4.             Registration Rights.  If this Bridge Note Conversion Agreement is accepted, such Holder will be a beneficiary of the Registration Rights Agreement, the form of which is attached hereto as Exhibit A.  Accordingly, pursuant to the terms and conditions of this Bridge Note Conversion Agreement, it is hereby agreed that the execution by such Holder of this Bridge Note Conversion Agreement, in the place set forth herein, shall constitute agreement to be bound by the terms and conditions of the Registration Rights Agreement, with the same effect as if each of such separate, but related agreement, were separately signed.

5.             This Bridge Note Conversion Agreement shall be deemed to be made under and shall be construed in accordance with the laws of the State of Minnesota without giving effect to the principals of conflict of laws thereof and shall be binding upon the Holders, the Holders’ heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns.

6.             This Bridge Note Conversion Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, and may be executed by facsimile signatures.

* * * * * * *

IN WITNESS WHEREOF, this Bridge Note Conversion Agreement has been duly executed by the parties hereto.

HOLDER:

By:
Name:
Title:
Date:

AGREED AND ACCEPTED AS OF THIS DAY
OF , 2011:

ONPOINT MEDICAL DIAGNOSTICS, INC.

By:
Name: William Cavanaugh
Title: Chief Executive Officer

VERTICAL HEALTH SOLUTIONS, INC.

By:
Name: William Cavanaugh
Title: Chief Executive Officer

SCHEDULE A

SCHEDULE OF BRIDGE FINANCING NOTES

Holder:	Aggregate Principal Amount of Notes:
Christian & Elga Lohler	$25,000
RBC Capital Markets Corp; FBO Natalie Roberts IRA	$15,000
Jenkins Living Trust (Scott or Barbara Jenkins)	$20,000
Sasha C. Gentling	$50,000
Frederick Richter	$5,000
Daryl Skiba	$20,000
Bruce E. Foreman	$5,000
Marie Elizabeth Briden	$150,000
Patricia A. Abbott	$35,000
Radine Sally Oxley 1985 Family Trust	$15,000
Richard L Lindstrom	$200,000
RBC Capital Markets; FBO Gregory Rueter IRA	$25,000
David P. Drummer	$30,000
Bradford C Richter	$15,000
RBC Capital Markets; FBO Mark Finley Wildgen SEP IRA	$42,500
Husein Y. Sarameh	$25,000
Mark Heuer	$15,000
Dennis J. Holland	$20,000
Morris W. Steller	$25,000
Paul W. Schultz	$25,000
Ronald Runck	$15,000
RBC Capital Markets Corp; FBO Dana Anderson IRA	$15,000
Dennis & Roberta DeVetter	$30,000
Katherine P. White	$20,000
William R., Jr. Priedeman	$15,000
Charles Christopher Bercaw	$15,000
Robert K. McKelvey	$15,000
Dean P. Jacklitch	$20,000
Jeffrey M. Williams	$20,000
Craig S Stevenson	$70,000
David L. Hintermeister	$20,000
TOTAL:	$1,017,500

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT